UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 31, 2010

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code  301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the holders of the common stock (the “Common Stock”) of Spherix Incorporated (the “Company”) for a vote at the Annual Stockholders’ Meeting held on August 31, 2010.

1.               The election of seven (7) directors;

2.               To authorize the Company to issue up to 15,000,000 shares of Common Stock (including preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into Common Stock) for aggregate consideration of not more than $12,000,000 million in cash and at a price not less than 80% of the market price of the Common Stock at the time of issuance, with such issuances to occur, if at all, within the three-month period commencing on the date of the approval by the stockholders, and upon such terms as the Board of Directors shall deem to be in the best interests of the Company;  and

3.               Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2010.

The results of such votes were as follows:

1.               The seven (7) incumbent directors were re-elected.  The following votes were cast in the election of seven (7) directors:

	Number of Votes	Number of Votes
Name of Nominee	Voted For	Withheld

Douglas T. Brown	6,294,870	245,581
Claire L. Kruger	6,300,518	239,933
Gilbert V. Levin	6,264,918	275,533
Robert A. Lodder, Jr.	6,294,280	246,171
Aris Melissaratos	6,299,218	241,233
Thomas B. Peter	6,303,218	237,233
Robert J. Vander Zanden	6,299,218	241,233

2.               The stockholders approved the potential stock offering by a majority of the votes cast on this matter; the following votes were cast in the approval of the potential stock offering:

Number of Votes	Number of Votes	Number of Votes	Number of Broker
Voted For	Voted Against	Abstaining	Non-Votes

4,817,473	1,700,005	22,973	8,164,765

3.               The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 by the following vote:

Number of Votes	Number of Votes	Number of Votes	Number of Broker
Voted For	Voted Against	Abstaining	Non-Votes

14,051,495	317,114	336,607	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Claire L. Kruger
Claire L. Kruger
CEO and COO

Date:	September 1, 2010